UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

OLD NATIONAL BANCORP

(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Main Street
Evansville, Indiana 47705
(Address of Principal Executive Offices, including Zip Code)

(812) 464-1294
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Underwriting Agreement
First Indenture Supplement

Item 8.01. Other Events

     On May 17, 2005, Old National Bancorp (“Old National”) executed an Underwriting Agreement, a copy of which is attached as Exhibit 1.1, with Citigroup Global Markets Inc. for the issuance and sale of up to $50,000,000 aggregate principal amount of its 5.00% Senior Notes due 2010 (the “Notes”), the form of which is attached as Exhibit 4.2, pursuant to Old National’s Registration Statement on Form S-3 (Registration No. 333-118374), as amended, declared effective by the Securities and Exchange Commission on December 9, 2004 (the “Registration Statement”). The Notes were issued pursuant to an indenture (the “Indenture”), dated as of July 23, 1997, between the Company and J.P. Morgan Trust Company, National Association (as successor to Bank One, NA), as trustee, as supplemented by the terms and conditions set forth in the First Indenture Supplement, dated as of May 20, 2005. A copy of the First Indenture Supplement is attached as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

     1.1 Underwriting Agreement, dated May 17, 2005, by and between Old National Bancorp and Citigroup Global Markets Inc.

     4.1 First Indenture Supplement dated as of May 20, 2005, providing for the issuance of the Notes.

     4.2 Form of 5.00% Senior Notes due 2010 (included as Annex A to Exhibit 4.1 to this current report on Form 8-K).

* * * * * * *

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2005	Old National Bancorp (Registrant)
	By:	/s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President, Chief Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 17, 2005, by and between Old National Bancorp and Citigroup Global Markets Inc.

4.1	First Indenture Supplement dated as of May 20, 2005, providing for the issuance of the Notes.

4.2	Form of 5.00% Senior Notes due 2010 (included as Annex A to Exhibit 4.1 to this current report on Form 8-K).